As filed with the Securities and Exchange Commission	on Registration No. 333-200845

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	46-3610035
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1131A Leslie Street, Suite 101

Toronto, Ontario M3C 3L8

Canada

(647) 927-4644

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alexander Starr

1131A Leslie Street, Suite 101

Toronto, Ontario M3C 3L8

Canada

(647) 927-4644

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (tel) (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	1,500,000 Shares	$0.50	$750,000	$87

(1)       There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)       $87 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers registration of 1,500,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated _______________, 2015

CHESS SUPERSITE CORPORATION

1,500,000 Shares of Common Stock offered by selling shareholders at $0.50 per share

This prospectus relates to the offer and sale of 1,500,000 shares of common stock (the “Shares”) of Chess Supersite Corporation. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.50 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,500,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$0.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Chess Supersite Corporation

1131A Leslie Street, Suite 101

Toronto, Ontario M3C 3L8

Canada

(647) 927-4644

Prospectus dated __________________, 2015

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_________________

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development-stage company planning to develop and operate an online platform for viewing and playing chess. The Company was incorporated in the State of Delaware in July 2013, and was formerly known as River Run Acquisition Corporation (“River Run” or “River Run Acquisition”).

In May 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from River Run Acquisition Corporation to Chess Supersite Corporation.

In July 2014, the Company acquired certain assets (the “Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) dated July 23, 2014 and in exchange for the issuance of 5,000,000 shares of common stock to Chess Supersite, Inc.

In the Acquisition, the Company acquired all rights, title and interest in and to the properties, assets, interests and rights of Chess Supersite, Inc., including the contracts and intellectual property which are related to the business of developing, operating and maintaining a website focused on the game of chess.

The Company is located at 1131A Leslie Street, Suite 101, Toronto, Ontario M3C 3L8, Canada. The Company’s main phone number is (647) 927-4644.

Business

The Company intends to become a leading online chess site featuring a sophisticated playing zone, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources.

The Company plans to capitalize on global high speed Internet access to deliver a high quality website for an optimal playing experience. The Company anticipates that it will be able to deliver a premier online chess playing experience.

The Company’s website will feature broadcasts of top worldwide competitions and chess matches, interactive educational materials, online play and interactive tournaments, as well as other services.

The Company believes that chess players have two major needs: (1) to play against each other and (2) to watch games of top players including Grandmasters. The Company considers the viewing of chess games as particularly adaptable to the Internet. Moreover, the Internet will allow for real time or archived viewing while enjoying the comments, announcements and analyses of top experts.

The Company anticipates that the playing zone will utilize two-level architecture allowing thousands of users to watch and play as individuals and/or as teams. Web-based services designed for browsers and table computers will initially be the project's centerpiece and main point of focus. The Company anticipates that such an Internet site will have a great appeal to the vast worldwide chess playing population.

Risks and Uncertainties facing the Company

As a development-stage company, the Company has no operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a development-stage company, management of the Company must build and market its initial development plans in order to execute the business plan of the Company on a broad scale.

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One of the biggest challenges facing the Company will be in securing adequate capital to develop its website, products and services. Likewise, the Company will need to secure sufficient capital to operate the website. Secondarily, following development of its website, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,500,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,500,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.50 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	6,900,000	(1)

Common stock for sale by selling shareholders	1,500,000

Common stock outstanding after the offering	6,900,000

Offering Price	$0.50 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from July 2, 2013 (inception) to December 31, 2013, and the balance sheet data as of December 31, 2013, are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 2014, and the balance sheet as of September 30, 2014, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	Nine months ended	July 2, 2013 (inception) to
	September 30, 2014	December 31, 2013
	(unaudited)
Statement of operations data
Revenue	$0	$0
Gross profit	$0	$0
Income (Loss) from operations	$(118,129)	$(657)
Net income (loss)	$(118,129)	$(657)

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	At September 30, 2014	At December 31, 2013
	(unaudited)
Balance sheet data
Cash	$7,809	$2,000
Other assets	$70,000	$0
Total assets	$77,809	$2,000
Total liabilities	$116,150	$400
Total shareholders’ equity (deficit)	$(38,341)	$1,600
Total liabilities and shareholders’ equity	$77,809	$2,000

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

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These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon their respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that, as of September 30, 2014, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company has engaged outside accounting and finance advisors to assist the Company in better implementing effective disclosure controls and procedures.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its website. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company has an extensive business plan hinged on its ability to develop, market and operate a website. If the Company is unable to develop, market and operate its website, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The Company’s revenue and operating margins may decline.

The industry in which the Company operates is highly competitive and experiencing rapid change. The Company will heavily rely on successful product launches and compelling content, products and services. As such, if the Company fails to deliver such content, products and services or fails to execute its strategy successfully, the Company’s revenue may decline. In addition, the Company believes that its operating margin may experience downward pressure due to increasing competition in the industry. The Company expects to continue to spend substantial financial and other resources on website development, including engineering and design expenses and network infrastructure. The Company’s operating costs will increase if it fails to effectively manage costs. In addition, weak economic conditions or other factors could cause the Company’s business to contract, requiring it to implement significant additional cost cutting measures, including a decrease in development, which could harm long-term prospects.

If the Company’s online games and services do not maintain their popularity, results of operations could be harmed.

The Company must continuously develop new features and expand, upgrade, enhance and refine existing games, lessons, viewing capability and other features of the website that are attractive to a significant number of players. Such constant enhancement requires the investment of significant resources and such costs are expected to increase. The Company may not be able to successfully enhance, expand or upgrade its website, causing a reduction in the number of players and users. Any decrease in the popularity of the Company’s website and content in general, any breach of website security or prolonged server interruption, any loss of rights to any intellectual property underlying such content, or any other adverse developments relating to the website’s most popular features, could harm the Company’s results of operations.

The Company operates in a new and rapidly changing industry, which makes it difficult to evaluate its business and prospects.

The online game industry is a new and rapidly evolving industry. The growth of the online game industry and the level of demand and market acceptance for such products are subject to a high degree of uncertainty. The Company’s future operating results will substantially depend on numerous factors, many of which are beyond the Company’s control. The Company’s ability to plan for game and website development, distribution and promotional activities will be significantly affected by the Company’s ability to anticipate and adapt to relatively rapid changes in user preferences. New and different types of entertainment may increase in popularity at the expense of online games. A decline in the popularity of chess and/or online games in general, or the Company’s games in particular would harm its business and prospects.

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Any interruption of the Company’s infrastructure could negatively impact its operations and business.

The Company’s technology infrastructure is critical to the performance of its website, games, video viewing and general user satisfaction. The Company’s website operates on systems run by third parties beyond the control of the Company and which would require significant time to replace. Any website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints may harm the Company’s reputation and operations. To the extent the Company does not effectively address capacity constraints, upgrade its systems as needed and continually improve technology and network architecture to accommodate increasing traffic, its business and operating results may suffer. The Company does not maintain insurance policies covering losses relating to its systems and does not have business interruption insurance.

Security breaches, computer viruses and computer hacking attacks could harm our business, reputation, brand and results of operations.

The Company and its website and website features may be subject to security breaches, computer malware and computer hacking attacks. These breaches and attacks have become more prevalent in the Company’s industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm the Company’s business, financial condition and operating results.

If an actual or perceived breach of the Company’s security occurs, the market perception of the effectiveness of the Company’s security measures could be harmed, the Company could lose users and players, and would suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, changed security, and system protection measures.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s website or services. Nor has the Company conducted marketing studies regarding whether such properties or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company's operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully develops a website for playing, interacting and viewing chess, there can be no assurance that the market reception will be positive for the Company or its ventures.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As only limited revenues have been realized as of yet, the proposed operations of the Company remain speculative.

The Company’s officers and directors beneficially own and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Rubin Schindermann and Alexander Starr, officers and directors of the Company, are currently the beneficial owner of approximately 83% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 78% of the Company's then outstanding common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

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Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own more than a majority of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to operate a website and as such would negatively impact the Company's possible overall development.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The online gaming industry is highly competitive. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to increase spending, reduce prices, and thus reduce margins, in order to stay competitive.

The Company competes with companies that develop games for networks, on both web and mobile, vary in size and include companies such as DeNA Co. Ltd. (Japan), Electronic Arts Inc., Gameloft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Zynga, Inc., Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and The Walt Disney Company. Furthermore, the Company expects new competitors to continuously enter the market and existing competitors to allocate more resources to develop and market competing games and applications. Certain competitors may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. In addition, the Company has limited experience in developing online games and its ability to succeed is uncertain.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,500,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.50 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

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The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.50 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,500,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 600,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 6,900,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,500,000 shares of common stock for sale to the public by the holders thereof at a price of $0.50 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

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Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company is a development-stage company planning to develop and operate an online platform for viewing and playing chess. The Company was incorporated in the State of Delaware in July 2013, and was formerly known as River Run Acquisition Corporation (“River Run” or “River Run Acquisition”).

In May 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from River Run Acquisition Corporation to Chess Supersite Corporation.

In July 2014, Chess Supersite Corporation, a Delaware corporation (the “Company”), acquired certain assets (the “Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) dated July 23, 2014 and in exchange for the issuance of 5,000,000 shares of common stock to Chess Supersite, Inc. The purpose of the Acquisition was to develop the Company’s business and build substantive operations from this initial base of assets, as well as to facilitate and prepare the Company for a registration statement and/or public offering of securities.

In the Acquisition, the Company is acquiring all rights, title and interest in and to the properties, assets, interests and rights of Chess Supersite, Inc., which are related to the business of developing, operating and maintaining a website focused on the game of chess, including the contracts and intellectual property.

The Company is a development-stage company and has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company intends to develop and operate an online platform for viewing and playing chess.

The Company and its management have conducted significant research to analyze all known chess sites, their offerings and programs. Based on this research the Company has developed a unique package, which has required a great expenditure of time, monies and experience.

The Company is in the process of completing its comprehensive user friendly web site, which will include the following major features: a state of the art playing site which will be available on handheld devices as well as personal computers, with the ability to handle an unlimited number of games simultaneously, broadcasts of the live games, tournaments, chess-skilled contests, scholastic chess and many other options, such as Fisher’s chess 960. The playing zone (the brain of the site) is already completed; the testing is available for the selected public.

The Company has secured the domain name Chess Coliseum.

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The Business: Online Games

The Company intends to become a leading online chess site featuring a sophisticated playing zone, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources.

The Company plans to capitalize on global high speed Internet access to deliver a high quality website for an optimal playing experience. The Company anticipates that it will be able to deliver a premier online chess playing experience.

The Company’s website will feature broadcasts of top worldwide competitions and chess matches, interactive educational materials, online play and interactive tournaments, as well as other services.

The Company believes that chess players have two major needs: (1) to play against each other and (2) to watch games of top players including Grandmasters. The Company considers the viewing of chess games as particularly adaptable to the Internet. Moreover, the Internet will allow for real time or archived viewing while enjoying the comments, announcements and analyses of top experts.

The Company anticipates that the playing zone will utilize two-level architecture allowing thousands of users to watch and play as individuals and/or as teams. Web-based services designed for browsers and personal computers will initially be the project's centerpiece and main point of focus. The Company anticipates that such an Internet site will have great appeal to the vast worldwide chess playing population.

The Market

The worldwide video game marketplace, including video game hardware and software, online, mobile and PC games, was estimated to reach $93 billion in 2013, up from $79 billion in 2012, according to Gartner, Inc., an industry market research firm. Driven by strong mobile gaming and video game console and software sales, the market is forecast to reach $111 billion by 2015. Information available at https://www.gartner.com/newsroom/id/2614915.

The way people use, communicate through and socialize on the Internet continues to evolve. A major shift in people’s use of the Internet is the increased popularity of playing games relative to other online activities. According to a Nielsen report in August 2010, the time spent playing online games in the United States now exceeds the time spent on email. Information available in Nielsen NetView - June 2009-June 2010, available at http://www.nielsen.com/us/en/insights/news/2010/what-americans-do-online-social-media-and-games-dominate-activity.html.

Chess is a game played around the globe. The Company estimates that over 600 million people around the world play chess, and with the expansion of global Internet access, each player is a potential customer of the Company’s.

The Company’s Presence in the Market

The Company intends to develop and operate an interactive chess website allowing millions of people to play, interact and watch chess tournaments and matches.

Services and Products

The Company plans to develop, market and operate a chess website for the viewing of prominent chess competitions and matches, playing chess online and providing learning materials, analysis and commentary from leading chess players.

Pricing

The Company intends to initially offer membership to its website free for all in order to generate use. Three months after the launching of the site, the Company will implement tiers of memberships ranging from $4 to $12 per month.

Competition

The Company faces significant competition in its business. The Company competes for the time, attention and discretionary spending of users and players with other game developers and chess websites based on the quality of user experience, brand awareness and reputation. Other developers of online games may develop more compelling content that competes with the Company’s games and adversely affects the Company’s ability to attract and retain players and their entertainment time.

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Nevertheless, the Company believes that it distinguishes itself from the competition on the above factors. Furthermore, the Company believes its management’s knowledge of the game of chess and the relevant markets related to chess will allow the Company to succeed. Likewise, the Company believes that certain features of the website, such as chess-skilled contests, are unique.

Strategic Partners and Suppliers

The Company has an exclusive contract with its development team and is currently conducting negotiations with Kasparov Chess Foundation.

Marketing Strategy

The Company intends to target its marketing to audiences interested in chess, including key chess publications and online chess resources.

Sales Strategy

The Company will sell memberships primarily to existing members who would first, through a limited-time free membership, test and acclimate to the site. Those who wish to maintain access to all services and features of the website would then purchase a membership. Members will also be attracted trough advertising in the National and International Chess Publications (“New in Chess” Magazine, US Chess Magazine, Canadian Chess Federation bulletin, French, German, Spanish, Russian (“64”), Chinese, Indian and other publications). The Company’s management and employees will also make personal visits to the Premier Chess Matches and Tournaments to attract top World renowned Grandmasters and commentators.

The Company also intends to sell advertising space primarily through Google Ads and the Double Click company.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market its chess website once it has been fully developed.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2013, and was formerly known as River Run Acquisition Corporation. In May 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from River Run Acquisition Corporation to Chess Supersite Corporation.

Acquisition

On July 23, 2014, Chess Supersite Corporation, a Delaware corporation, acquired certain assets (the “Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement dated July 23, 2014 and in exchange for the issuance of 5,000,000 shares of common stock to Chess Supersite, Inc. The purpose of the Acquisition was to develop the Company’s business and build substantive operations from this initial base of assets, as well as to facilitate and prepare the Company for a registration statement and/or public offering of securities.

In the Acquisition, the Company acquired all rights, title and interest in and to the properties, assets, interests and rights of Chess Supersite, Inc., which are related to the business of developing, operating and maintaining a website focused on the game of chess, including the contracts and intellectual property.

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Relationship with Tiber Creek Corporation

The Company previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. On June 12, 2014, the Company redeemed the aforementioned 500,000 shares from Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as River Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

The Company currently has two full-time employees, its Chief Executive Officer, Rubin Schindermann and its President, Alexander Starr. The Company provides health, life and disability insurance for these employees.

Property

The Company currently leases its offices located at 1131 A Leslie Street, Suite 101, Toronto, Ontario, M3C3L8 Canada. The term of the lease is 5 years and the Company pays $1000.00 monthly for rent.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In September 2013, the Company (as River Run Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

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The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001586554.

PLAN OF OPERATION

Business Plan

The Company plans to develop and operate a successful website dedicated to the game of chess. The Company is currently working to develop its website. The Company intends to include video of major chess competitions and matches, commentary and analysis from top chess players, lessons on chess strategy and the game of chess and interactive game-playing opportunities.

Potential Revenue

The Company intends to earn revenue from membership and advertising fees associated with its website.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development-stage company and was incorporated in the State of Delaware in July 2013. As of the periods from inception, July 2, 2013 (inception), through December 31, 2013, and the nine month period ended September 30, 2014, respectively, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

The Company has generated no revenues. The Company has focused its efforts to date on conducting market research and the development of its website, and the Company has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

The Company posted net losses of $118,129 during the nine months ended September 30, 2014 and net losses of $657 in the partial year beginning July 2, 2013 (inception) to December 31, 2013.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company intends to initially offer membership to its website free for all in order to generate use. Three months after the launching of the site, the Company will implement tiers of memberships ranging from $4 to $12 per month.

Potential Revenue

The Company intends to earn potential revenue from memberships and advertising fees associated with its website.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2014.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Nine Months ended September 30, 2014

The Company did not generate revenues during the nine months ended September 30, 2014.

During the nine months ended September 30, 2014, the Company posted operating loss of $118,129 and net loss of $118,129. The Company’s significant increase in operating loss during this period is attributed mainly to employee salaries and legal and professional fees related to becoming a reporting company. During this period, the Company paid $100,000 in employee salaries and wages, while spending an additional $18,075 on legal and professional fees.

During the nine months ended September 30, 2014, 2014, the Company used cash of $2,379 in its operations and generated cash of $8,188 from financing activities. The increase mainly represents cash raised through various private placements of securities.

The Company incurred no capital expenditures during the nine months ended September 30, 2014, 2014.

Discussion of the Year ended December 31, 2013

The Company did not generate revenues during the year ended December 2013.

During the year ended December 31, 2013, the Company posted a net loss of $657.

For the year ended December 31, 2013, the Company generated cash of approximately $2,000 from its financing activities (primarily the issuance of securities).

The Company did not incur any capital expenditures during the year ended December 31, 2013.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

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MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Rubin Schindermann	63	Chief Executive Officer and Director	2014
Alexander Starr	63	President and Director	2014

Rubin Schindermann

Rubin Schindermann serves as the Chief Executive Officer and a director of the Registrant. Mr. Schindermann has been in the business community for over 30 years. In 2002, he established Rubin and Associates Financial Services where he provided services to several private and public companies while providing corporate governance and management direction to ensure complete transparency for shareholders. Since 2011, Mr. Schindermann has served as president and director of Hard Asset Capital Corp. Mr. Schindermann holds a Bachelor of Arts degree in science. Mr. Schindermann holds a BA from the Univercity of Saratov USSR and a Degree in Accountancy from the University of Tel-Aviv.

Alexander Starr

Alexander Starr serves as President and a director of the Registrant. Mr. Starr has many years experience in the business community and brings an established record in business development, marketing and management. From 2009 to 2013, Mr. Starr was president of Oxford Capital Partners, a division of a 1520814 Ontario Inc. company, responsible for day-to-day operations of the company, consulting with client companies to establish and develop business ventures. From 2013 to the present, Mr. Starr has served as president of Chess Supersite Inc., overseeing the operations and development of the supersite and promoting chess issues. Mr. Starr is a Master of Chess and a voting member of the Canadian Federation of Chess. Mr. Starr received his BA from Gorki State Univercity, Russia.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Rubin Schindermann CEO and Director	2014	$0	$0	$87,500	$0	$0	$0	$0	$87,500

Alexander Starr President and Director	2014	$0	$0	$87,500	$0	$0	$0	$0	$87,500

As of December 31, 2014, the Company has not paid compensation to any executive officer or director (accrued compensation is shown above in the table as of such date). The Company may, however, choose to pay a salary or fees to Mr. Schindermann and/or Mr. Starr, respectively, in the future.

20

Employment Agreements

Presently, the Company has management employment agreements with Mr. Rubin Schindermann (CEO) and Mr. Alexander Starr (President). Pursuant to the terms of the employment agreement, each of Mr. Schindermann and Mr. Starr, respectively, is entitled to an annual salary of $150,000 per annum (currently being accrued as payable by the Company each month since May 2014).

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

					Percent of Class
				Percent of	After
		Number of Shares of		Class Before	Offering
Name	Position	Common Stock		Offering (1)	(2)

Rubin Schindermann	CEO, Director	5,500,000	(3)	79%	72%

Alexander Starr	President, Director	5,500,000	(4)	79%	72%

Total owned by officers and directors		6,000,000		86%	78%

(1)	Based upon 6,900,000 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 1,500,000 Shares offered, and 6,900,000 shares outstanding following the offering.
(3)	Includes 5,000,000 shares held by Chess Supersite, Inc., a corporation organized under the laws of Ontario, Canada. Mr. Schinderman is an executive and director of the entity, and he may be deemed the beneficial owner of the shares held by such entity.
(4)	Includes 5,000,000 shares held by Chess Supersite, Inc., a corporation organized under the laws of Ontario, Canada. Mr. Starr is an executive and director of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation. Tiber Creek has received consulting fees from the Company.

James Cassidy and James McKillop were both formerly officers and directors of the Company. As the organizers and developers of River Run, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. On June 12, 2014, the Company redeemed an aggregate of 500,000 shares from Mr. Cassidy and Mr. McKillop, representing all outstanding shares held by Mr. Cassidy and Mr. McKillop.

Mr. Schindermann and Mr. Starr, who are respectively the Chief Executive Officer and President of the Company, as well as directors, are also executives and directors of Chess Supersite, Inc. and were executives and directors of Chess Supersite, Inc. prior to the Acquisition of assets.

21

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,500,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.50 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Nava Starr (3)	5,000,000	72%	500,000	4,500,000	65%

Rubin Schindermann	500,000	7%	50,000	450,000	6.5%

Alexander Starr	500,000	7%	50,000	450,000	6.5%

Dorothy Arsenaul	10,000	*	10,000	0	0%

Michael Barron	10,000	*	10,000	0	0%

Irina Barron	10,000	*	10,000	0	0%

Boris Barron	10,000	*	10,000	0	0%

Tony Bisogno (4)	40,000	*	20,000	0	0%

Ariel Cohen	40,000	*	40,000	0	0%

Diane Collins (5)	40,000	*	40,000	0	0%

Michael Danso	10,000	*	10,000	0	0%

Syrel Danso	10,000	*	10,000	0	0%

Mosolova Darya	30,000	*	30,000	0	0%

Maxim Dlugy	30,000	*	30,000	0	0%

Inna Dlugy	30,000	*	30,000	0	0%

Robert Hamilton	10,000	*	10,000	0	0%

Maryna Havorka	40,000	*	40,000	0	0%

Svetlana Kaplin	30,000	*	30,000	0	0%

Galina Kossitsina	30,000	*	30,000	0	0%

Edward Kotler	10,000	*	10,000	0	0%

Sandor Molnar	10,000	*	10,000	0	0%

Borys Mykhaylets	10,000	*	10,000	0	0%

Saul Niddam (6)	50,000	*	50,000	0	0%

Piter Platis	40,000	*	40,000	0	0%

Svyatoslav Polyakov	10,000	*	10,000	0	0%

Felix Rosenwasser	40,000	*	40,000	0	0%

Eric Schindermann	40,000	*	40,000	0	0%

Bruce Schoengood	20,000	*	20,000	0	0%

Eric Segal	20,000	*	20,000	0	0%

Khachaturov Sergei	30,000	*	30,000	0	0%

Jacob Shinderman	40,000	*	40,000	0	0%

Inna Sirota	20,000	*	20,000	0	0%

Vladimir Sirota	20,000	*	20,000	0	0%

Vakulenkova Svitlana	40,000	*	40,000	0	0%

Marselle Taub	10,000	*	10,000	0	0%

Regina Varnovitsky	40,000	*	40,000	0	0%

Mark Varnovitsly	20,000	*	20,000	0	0%

Elena Vinogradova	30,000	*%	30,000	0	0%

Tony Kassabian	20,000	*	20,000	0	0%

22

(1) Based upon 6,900,000 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 1,500,000 Shares offered, and 6,900,000 Shares outstanding following the offering.

(3) Includes 5,000,000 shares held by Chess Supersite, Inc., a corporation organized under the laws of Ontario, Canada, of which Ms. Starr was the sole shareholder.

(4) Includes 20,000 shares held by Bisogno Jewellers North, an entity organized under the laws of Canada, of which Mr. Bisogno is the beneficial owner with voting and investment control.

(5) Includes 20,000 shares held by 2339222 Ontario Limited, an entity organized under the laws of Canada, of which Ms. Collins is the beneficial owner with voting and investment control.

(6) Includes 30,000 shares held by Norlandam Marketing, an entity organized under the laws of Canada, of which Mr. Niddam is the beneficial owner with voting and investment control.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 6,900,000 shares of common stock outstanding of which 6,000,000 shares are beneficially owned by officers and directors of the Company. There will be 6,900,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

23

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and was previously the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation. The Company redeemed those shares on June 12, 2014.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through River Run Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of River Run Acquisition prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Chess Supersite Corporation (a development-stage company) as of December 31, 2013 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2013 and the period from July 2, 2013 (inception) to December 31, 2013, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 26, 2014, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

24

FINANCIAL STATEMENTS

CHESS SUPERSITE CORPORATION

(FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED

FINANCIAL STATEMENTS

INDEX

Condensed Balance Sheets as of September 30, 2014 (Unaudited) and December 31, 2013 (Audited)	F-1

Condensed Statements of Operations and Comprehensive Loss for the three months ended September 30, 2014 and for the period from July 2, 2013 (inception) to September 30, 2013 (Unaudited)	F-2

Condensed Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2014 and for the period from July 2, 2013 (inception) to September 30, 2013 and cumulative for the period from July 2, 2013 (inception) to September 30, 2014 (Unaudited)	F-3

Condensed Statements of Cash Flows for the nine months ended September 30, 2014 and for the period from July 2, 2013 (inception) to September 30, 2013 and cumulative for the period from July 2, 2013 (inception) to September 30, 2014 (Unaudited)	F-4

Notes to Condensed Financial Statements (Unaudited)	F-5 - F-8

25

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

(EXPRESSED IN US DOLLARS)

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
	$	$

ASSETS
Current assets
Cash	7,809	2,000
Total current assets	7,809	2,000

Long term assets
Intangible assets [Note 3]	70,000	—
Total assets	77,809	2,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	116,150	400
Total current liabilities	116,150	400

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 6,900,000 and 20,000,000 common shares outstanding as at September 30, 2014 and December 31, 2013, respectively [Note 4]	690	2,000
Additional paid-in capital	79,755	257
Deficit accumulated during the development stage	(118,786)	(657)
Total stockholders' deficit	(38,341)	1,600
Total liabilities and stockholders' deficit	77,809	2,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(EXPRESSED IN US DOLLARS)

	For the three	For the period from
	months ended	July 2, 2013 (Inception)
	September 30, 2014	to September 30, 2013
	$	$

OPERATING EXPENSES

Salaries and wages	100,000	—

Legal and professional fees	17,325	657

Interest and bank charges	54	—

Total operating expenses	117,379	657

Net loss before income taxes	(117,379)	(657)

Income taxes	—	—

Net loss and comprehensive loss	(117,379)	(657)

Loss per share, basic and diluted	(0.0170)	(0.0000)

Weighted average shares - basic and diluted	6,893,261	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(EXPRESSED IN US DOLLARS)

	For the nine	For the period from	Cumulative for the period from
	months ended	July 2, 2013 (Inception)	July 2, 2013 (Inception)
	September 30, 2014	to September 30, 2013	to September 30, 2014
	$	$	$
OPERATING EXPENSES

Salaries and wages	100,000	—	100,000

Legal and professional fees	18,075	657	18,732

Interest and bank charges	54	—	54

Total operating expenses	118,129	657	118,786

Net loss before income taxes	(118,129)	(657)	(118,786)

Income tax	—	—	—

Net loss and comprehensive loss	(118,129)	(657)	(118,786)

Loss per share, basic and diluted	(0.0101)	(0.0000)

Weighted average shares - basic and diluted	11,728,603	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(EXPRESSED IN US DOLLARS)

	For the nine	For the period from	Cumulative for the period from
	months ended	July 2, 2013 (Inception)	July 2, 2013 (Inception)
	September 30, 2014	to September 30, 2013	to September 30, 2014
	$	$	$
OPERATING ACTIVITIES

Net loss	(118,129)	(657)	(118,786)

Changes in operating assets and liabilities

Change in accounts payable and accrued liabilities	115,750	657	116,150

Net cash used in operating activities	(2,379)	—	(2,636)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	10,188	100	12,445

Redemption of common stock	(2,000)	—	(2,000)

Net cash provided by financing activities	8,188	100	10,445

Net increase in cash	5,809	100	7,809

Cash, beginning of period	2,000	—	—

Cash, end of period	7,809	100	7,809

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS OF SEPTEMBER 30, 2014

(EXPRESSED IN US DOLLARS)

1. Organization, Nature of Business, Going Concern and Management Plans

Organization and Nature of Business

Chess Supersite Corporation (formerly River Run Acquisition Corporation) ("Chess Supersite" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited.

In May, 2014, the Company effected a change in control by the redemption of the stock held by its original shareholders, the issuance of shares of its common stock to new shareholders, the resignation of its original officers and directors and the appointment of new officers and directors.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Going Concern and Management Plans

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended September 30, 2014. The Company had working capital deficit of $108,341 and an accumulated deficit of $118,786 as of September 30, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The condensed unaudited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

F-5

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS AT SEPTEMBER 30, 2014

(EXPRESSED IN US DOLLARS)

2. Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules and regulations of the SEC and are expressed in US dollars. Accordingly, the unaudited condensed interim financial statements do not include all information and footnotes required by US GAAP for complete annual financial statements. The unaudited condensed interim financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2014 or for any other interim period. The unaudited condensed interim financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended December 31, 2013.

Development Stage Enterprises

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Use of Estimates

The preparation of the unaudited condensed interim financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals. Actual results could materially differ from those estimates.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date.

Effective June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915). Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. As a result, the amendments in this Update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities.

F-6

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

AS AT SEPTEMBER 30, 2014

(EXPRESSED IN US DOLLARS)

2. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

The amendments also eliminate an exception previously provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to:

1) present inception-to-date information in the statements of income, cash flows, and shareholder equity;

2) label the financial statements as those of a development stage entity;

3) disclose a description of the development stage activities in which the entity is engaged; and

4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

3. Intangible Assets

Intangible assets represents purchase of intellectual rights related to the development of the online chess game, by issuing 5,000,000 common stock valued at $70,000 in accordance with the Asset Purchase Agreement dated July 23, 2014.

4. Stockholders’ Deficit

The Company’s authorized capital stock consists of 100,000,000 shares of common stock. At September 30, 2014, there were 6,900,000 shares of common stock issued and outstanding (at December 31, 2013: 20,000,000 shares of common stock issued and outstanding).

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 cash. Subsequently, the Company redeemed the 20,000,000 shares of its common stock issued to its original two shareholders. On May 5, 2014, the Company issued 500,000 shares of its common stock to each of Rubin Schindermann and Alexander Starr.

The following events occurred which resulted in a change of control of the Company:

On May 5, 2014 the Company redeemed from James Cassidy and James McKillop, its then two shareholders, an aggregate of 19,500,000 of the then outstanding 20,000,000 shares of its common stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950. On June 12, 2014, the Company redeemed the remaining 500,000 shares of common stock held by such original two shareholders for a redemption price of of $.0001 per share for an aggregate price of $50.

F-7

CHESS SUPERSITE CORPORATION (FORMERLY RIVER RUN ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS AT SEPTEMBER 30, 2014

(EXPRESSED IN US DOLLARS)

4. Stockholders’ Equity (continued)

James Cassidy and James McKillop resigned as the Company's president, secretary and director and vice president and director, respectively. Rubin Schinderman and Alexander Starr were named as directors of the Company and were appointed its Chief Executive Officer and President, respectively.

The Company issued 500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par to each of Rubin Schindermann and Alexander Starr.

In July 2014 the Company 5,000,000 common stock valued at $70,000 in accordance with the Asset Purchase Agreement dated July 23, 2014.

In July 2014 the Company issued 88,000 common stock at a price of $.0001 per share for an aggregate price of $88.

In August 2014 the Company issued 20,000 common stock at a price of $0.50 per share for an aggregate price of $10,000.

5. Loss Per Share

FASB ASC 260, Earnings Per Share provides for calculations of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The weighted average number of shares outstanding for the three and nine month periods ended September 30, 2014 were 6,893,261 and 11,728,603, respectively (as compared to 20,000,000 from the date of inception to September 30, 2013 respectively).

F-8

FINANCIAL STATEMENTS

ANTON & CHIA CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of River Run Acquisition Corporation:

We have audited the accompanying balance sheet of River Run Acquisition Corporation (the "Company") (a development stage company) as of December 31, 2013, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for the period from July 2, 2013 (Inception) through December 31, 2013. River Run Acquisition Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of River Run Acquisition Corporation as of December 31, 2013, and the results of its operations and its cash flows for the period from July 2, 2013 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Anton & Chia LLP

Newport Beach, CA

March 26, 2014

F-9

RIVER RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2013
ASSETS

Current assets
Cash	$2,000
Total assets	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued liabilities	$400

Total liabilities	$400

Stockholders' equity
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000

Additional paid-in capital	257

Deficit accumulated during the development stage	(657)

Total stockholders' equity	1,600

Total Liabilities and stockholders' equity	$2,000

The accompanying notes are an integral part of these financial statements

F-10

RIVER RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from July 2,
2013 (Inception) to
December 31, 2013

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	657

Operating loss	(657)

Loss before income taxes	(657)

Income tax expense	-

Net loss	$(657)

Loss per share - basic and diluted	$(0)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements

F-11

RIVER RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, July 2, 2012 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	257	-	257

Net loss	-	-	-	(657)	(657)

Balance, December 31, 2013	20,000,000	$2,000	$257	$(657)	$1,600

The accompanying notes are an integral part of these financial statements

F-12

RIVER RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

OPERATING ACTIVITIES

For the period from
July 2, 2013
(Inception) to
December 31, 2013

Net loss	$(657)

Changes in Operating Assets and Liabilities Accrued liabilities	400

Net cash used in operating activities	(257)

INVESTING ACTIVITIES
Acquisition of Intangible Assets	-
Capital Expenditures	-

Net cash used in investing activities	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,000
Proceeds from stockholders' contribution	257

Net cash provided by financing activities	2,257

Net increase in cash	2,000
Cash, beginning of period	-

Cash, end of period	$2,000

The accompanying notes are an integral part of these financial statements

F-13

RIVER RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

River Run Acquisition Corporation ("River Run" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with River Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2013.

F-14

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2013

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

F-15

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2013. The Company had working capital of $1,600 and an accumulated deficit of $657 as of December 31, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 STOCKHOLDERS' EQUITY

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

F-16

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$87
State filing fees	$5,000
Edgarizing fees	$2,000
Transfer agent fees	$5,000
Accounting fees	$3,000
Legal fees	$10,000
Printing	$1,000

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to James Cassidy for total consideration paid of $1,000.00. Subsequently, on May 5, 2014, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00. The remaining 250,000 shares were redeemed June 12, 2014 for the redemption price of $25.00.

(2) On July 9, 2013, 10,000,000 shares of common stock were issued to James McKillop for total consideration paid of $1,000.00. Subsequently, on May 5, 2014, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00. The remaining 250,000 shares were redeemed June 12, 2014 for the redemption price of $25.00.

(3) On May 5, 2014, 500,000 shares of common stock were issued by the Company to each of Rubin Schindermann and Alexander Starr, respectively pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(4) From July 7, 2014 and continuing presently, the Company has issued 900,000 shares of its common stock pursuant to executed subscription agreements under a Regulation D offering. The Company filed a Form D in July 2014.

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Shareholder Name	Number of Shares	Consideration
2339222 Ontario Limited	20,000	$2.00
Dorothy Arsenaul	10,000	$1.00
Michael Barron	10,000	$1.00
Irina Barron	10,000	$1.00
Boris Barron	10,000	$1.00
Tony Bisogno	20,000	$2.00
Bisogno Jewellers North	20,000	$2.00
Ariel Cohen	40,000	$4.00
Diane Collins	20,000	$2.00
Michael Danso	10,000	$1.00
Syrel Danso	10,000	$1.00
Mosolova Darya	30,000	$3.00
Maxim Dlugy	30,000	$3.00
Inna Dlugy	30,000	$3.00
Robert Hamilton	10,000	$1.00
Maryna Havorka	40,000	$4.00
Svetlana Kaplin	30,000	$3.00
Tony Kassabian	20,000	$0.50
Galina Kossitsina	30,000	$3.00
Edward Kotler	10,000	$1.00
Sandor Molnar	10,000	$1.00
Borys Mykhaylets	10,000	$1.00
Saul Niddam	20,000	$2.00
Norlandam	30,000	$3.00
Piter Platis	40,000	$4.00
Svyatoslav Polyakov	10,000	$1.00
Felix Rosenwasser	40,000	$4.00
Eric Schindermann	40,000	$4.00
Bruce Schoengood	20,000	$2.00
Eric Segal	20,000	$2.00
Khachaturov Sergei	30,000	$3.00
Jacob Shinderman	40,000	$4.00
Inna Sirota	20,000	$2.00
Vladimir Sirota	20,000	$2.00
Vakulenkova Svitlana	40,000	$4.00
Marselle Taub	10,000	$1.00
Regina Varnovitsky	40,000	$4.00
Mark Varnovitsly	20,000	$2.00
Elena Vinogradova	30,000	$3.00

(5) On July 23, 2014, the Company issued 5,000,000 shares of common stock to Chess Supersite, Inc. in connection with the Asset Purchase Agreement dated July 23, 2014 by and between the Company and Chess Supersite, Inc.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Asset Purchase Agreement
3.1++	Certificate of Incorporation
3.2++	By-laws
5.1	Opinion of Counsel on legality of securities being registered
23.1	Consent of Accountants
23.4	Consent of Attorney (as part of Exhibit 5.1)
101	Interactive Data File

+	Previously filed on Form 8-K on December 9, 2014 (File No.: 000-55066) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 10-12G on September 30, 2013 (File No.: 000-55066) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

27

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 23, 2015.

CHESS SUPERSITE CORPORATION

By:	/s/ Alexander Starr
Title:	President (Principal Executive Officer)

By:	/s/ Rubin Schindermann
Title:	Treasurer (Principal Financial Officer)

By:	/s/ Rubin Schindermann
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rubin Schindermann	Director	January 23, 2015

/s/ Alexander Starr	Director	January 23, 2015

29